UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 22, 2022 (November 17, 2022)

Laureate Education, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38002	52-1492296
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

78 SW 7th Street, Suite 900 Miami, FL 33130 (Address of principal executive offices, including zip code)

(786) 209-3368

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.004 per share	LAUR	The NASDAQ Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 17, 2022, Laureate Education, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”), by and among the Company, KKR 2006 Fund (Overseas), Limited Partnership (“KKR Overseas”) and KKR Partners II (International), L.P. (together with KKR Overseas, the “Selling Stockholders” or “KKR”), and Goldman Sachs & Co. LLC, as representative of the several underwriters named therein (the “Underwriters”), relating to an underwritten offering (the “Secondary Offering”) of 32,842,183 shares of the Company’s common stock, par value $0.004 per share (“Common Stock”), pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-255452), filed on April 23, 2021, as supplemented by the Prospectus Supplement filed on December 10, 2021. The Secondary Offering was completed on November 22, 2022. Pursuant to the Underwriting Agreement, the Underwriters purchased the shares from the Selling Stockholders at a price of $9.40875 per share. The Secondary Offering also included the Company’s repurchase of 7,971,303 shares out of the 32,842,183 shares of Common Stock from the Underwriters at a price per share of $9.40875, which is equal to the price at which the Underwriters purchased the shares from the Selling Stockholders in the Secondary Offering. The closing of the share repurchase occurred substantially concurrently with closing of the Secondary Offering. The Company did not receive any proceeds from the Secondary Offering.

The description of the Underwriting Agreement is qualified in its entirety by the terms of such agreement, which is incorporated herein by reference and attached to this report as Exhibit 1.1.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Under the Amended and Restated Securityholders Agreement, dated as of February 6, 2017, as amended on October 28, 2021 (the “Securityholders Agreement”), by and among Wengen Alberta, Limited Partnership, the Company and the other parties thereto, if KKR ceases to beneficially own at least 5,357,142 shares of the Company’s Common Stock, then KKR no longer has the right to designate a director of the Company and the director previously nominated by KKR is required to resign from the Company’s Board of Directors. Effective upon the closing of the Secondary Offering, KKR ceased to beneficially own a number of shares sufficient to maintain its director designation right. Accordingly, on November 17, 2022, Mr. William Cornog, the director previously designated by KKR pursuant to the Securityholders Agreement, submitted his resignation as a director of the Company, effective as of the closing date of the Secondary Offering, November 22, 2022.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated November 17, 2022, by and among Laureate Education, Inc., KKR 2006 Fund (Overseas), Limited Partnership, KKR Partners II (International), L.P. and Goldman Sachs & Co. LLC, as representative of the several underwriters named therein.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAUREATE EDUCATION, INC.

By:	/s/ Richard M. Buskirk
Name:	Richard M. Buskirk
Title:	Senior Vice President and Chief Financial Officer

Date: November 22, 2022

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